     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1998
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          SMARTALK TELESERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         CALIFORNIA(1)                         4899                          95-4502740
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                            ------------------------

                          5500 FRANTZ ROAD, SUITE 125
                               DUBLIN, OHIO 43017
                                 (614) 764-2933
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                THADDEUS BEREDAY
                          5500 FRANTZ ROAD, SUITE 125
                               DUBLIN, OHIO 43017
                                 (614) 799-4538
(NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                                ROBERT M. SMITH
                              DEWEY BALLANTINE LLP
                             333 SOUTH HOPE STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 626-3399

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITY       AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED              REGISTERED(2)         PER SHARE(3)            PRICE(3)         REGISTRATION FEES
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per           6,196,824               100%              $121,225,370            $35,762
  share...........................
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

(1) A proposal to effect the reincorporation of SmarTalk TeleServices, Inc. from California to Delaware was approved by the shareholders of the Registrant on December 31, 1997. Accordingly, subject to receipt of all requisite regulatory approval, the Registrant's state of incorporation will change from California to Delaware and Registrant will be a Delaware corporation.

(2) Includes a presently indeterminable number of shares issuable pursuant to certain terms of the Subscription Agreement, dated as of July 8, 1998, by and between the Registrant and Fletcher International Limited.

(3) Based upon the average of the high and low sale price of the Common Stock as reported by the Nasdaq Stock Market's National Market on July 24, 1998, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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

PROSPECTUS

                          SMARTALK TELESERVICES, INC.

                        6,196,824 SHARES OF COMMON STOCK

     The shares offered hereby (the "Registrable Shares") consist of 6,196,824 shares of common stock, no par value per share (the "Common Stock"), of SmarTalk TeleServices, Inc. ("SmarTalk" or the "Company"), 1,796,824 of which are owned by the selling shareholders listed herein under "Selling Security Holder" (the "Selling Shareholders") and 4,400,000 of which Fletcher International Limited may acquire ownership under certain circumstances pursuant to the Subscription Agreement, dated as of July 8, 1998, by and between the Company and Fletcher International Limited (the "Subscription Agreement"). The Registrable Shares may be offered from time to time by the Selling Shareholders for a period not to exceed the earlier of (A) the second anniversary of the issuance of each Registrable Share, (B) the later of the date all of the Registrable Shares shall have been sold by the Selling Shareholders and the date the Investment Rights (as defined in the Subscription Agreement expire) or (C) such time as all of the Registrable Shares held by the Selling Shareholders can be sold by the Selling Shareholders or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 144 under the Securities Act. SmarTalk shall pay its own legal and accounting fees, all registration and filing fees attributable to the registration of the Registrable Shares, all legal fees and filing fees relating to state securities or "blue sky" filings, the filing fee payable to the Nasdaq Stock Market's National Market ("Nasdaq") and all printing fees incurred in connection herewith. SmarTalk will not receive any of the proceeds from the sale of the Registrable Shares by the Selling Shareholder.

     The Selling Shareholders have not informed SmarTalk of any specific plans for the distribution of the Registrable Shares covered by this Prospectus, but it is anticipated that the Registrable Shares will be sold from time to time primarily in transactions (which may include block transactions) on Nasdaq at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Shareholders and the brokers and dealers through whom sale of the Registrable Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

     On July 24, 1998, the last reported sale price of the Company's Common Stock on Nasdaq (where it trades under the symbol "SMTK") was $19 per share.

                            ------------------------

                 SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE
                  PROSPECTUS FOR CERTAIN INFORMATION RELATING
                     TO THE SALE OF THE REGISTRABLE SHARES.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

July 27, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http://www.sec.gov. The Common Stock is listed on Nasdaq and such materials may be inspected at the offices of Nasdaq, National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          1. The description of the Company's Common Stock contained in the Company's Report on Form 8-A, filed October 11, 1996;

          2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          3. The financial statements contained in the Company's Current Reports on Form 8-K dated November 24, 1997 and December 22, 1997 (as amended on Form 8-K/A); and

          4. The Company's Proxy Statement for the 1998 Annual Meeting of the SmarTalk shareholders.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Registrable Shares, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in the Prospectus not including exhibits to the information that is incorporated by reference (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Thaddeus Bereday, the Company's General Counsel, at the Company's principal executive offices located at 5500 Frantz Road, Suite 125, Dublin, Ohio 43017. The telephone number is (614) 764-2933.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS."

                                  RISK FACTORS

     Prospective investors should carefully consider the risk factors set forth below, as well as the other information contained in this Prospectus, in evaluating an investment in the securities offered hereby. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus.

ACQUISITION STRATEGY

     The Company regularly pursues opportunities to expand through acquisitions. The Company plans to continue to seek acquisitions that complement its services, broaden its consumer base and improve its operating efficiencies. Acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on the Company. Acquisitions also involve numerous additional risks, including difficulties in assimilation of the operations, services, products and personnel of acquired companies, which could result in charges to earnings or otherwise adversely affect the Company's operating results. There can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any acquired businesses will be profitable.

ABILITY TO INTEGRATE THE OPERATIONS OF SMARTALK, WORLDWIDE DIRECT, INC., AMERICAN EXPRESS TELECOM, INC., CONQUEST TELECOMMUNICATION SERVICES CORP., THE SELECTED ASSETS OF THE RETAIL PREPAID PHONE CARD BUSINESS OF FRONTIER CORPORATION, GTI TELECOM, INC. AND SMARTEL COMMUNICATIONS, INC.

     SmarTalk recently acquired Worldwide Direct, Inc., American Express Telecom, Inc., ConQuest Telecommunication Services Corp., ("ConQuest"), the selected assets of the retail prepaid phone card business of Frontier Corporation ("Frontier"), GTI Telecom, Inc. and SmarTel Communications, Inc. Because of the inherent uncertainties associated with integrating the assets, operations and personnel of several companies, there can be no assurance that operating efficiencies will be realized as a result of the mergers and acquisitions or that the combination of such businesses will be successful.

LIMITED OPERATING HISTORY; NET LOSSES; ABILITY TO UTILIZE NET OPERATING LOSS CARRYFORWARDS;
ACCUMULATED DEFICIT

     The Company was formed in October 1994 and has had only a limited operating history upon which investors may base an evaluation of its performance. As a result of operating expenses and development expenditures, the Company has incurred significant operating and net losses to date. Net losses for the years ended December 31, 1995, 1996 and 1997 were approximately $1.3 million, $3.1 million and $61.9 million, respectively. In addition, the ability of the Company or the Company's subsidiaries, as the case may be, to utilize their net operating loss carryforwards to offset future taxable income may be subject to certain limitations contained in the Internal Revenue Code of 1986, as amended (the "Code"), which may have a material adverse effect on the Company. As of December 31, 1997, the Company had an accumulated deficit of approximately $68.9 million.

COMPETITION

     The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change. Currently, there are numerous companies selling prepaid calling cards, and the Company expects competition to increase in the future. Other providers currently offer one or more of each of the services offered by the Company. As a service provider in the long distance telecommunications industry, the Company's key competitors in the long distance telecommunications industry are MCI Communications Corporation ("MCI"), AT&T Corp. ("AT&T") and Sprint Corporation ("Sprint"), all of which are substantially larger and have: (i) greater financial, technical, engineering, personnel and marketing resources; (ii) longer operating histories; (iii) greater name recognition; and (iv) larger consumer bases than the Company. These advantages afford the Company's competitors pricing flexibility. Telecommunications services companies may compete for consumers based on price, with the dominant providers conducting extensive advertising campaigns in order to capture market share. Competitors with greater financial resources may also be able to provide more attractive incentive packages to retailers in order to encourage them to carry products that compete with the Company's services. In addition, competitors with greater resources than the Company may be better situated to negotiate favorable contracts with retailers. The Company believes that existing competitors are likely to continue to expand their service offerings to appeal to retailers and their consumers. Moreover, because there are few, if any, substantial barriers to entry, the Company expects that new competitors are likely to enter the telecommunications market and attempt to market telecommunications services similar to the Company's services which would result in greater competition.

     The Company's ability to compete effectively in the telecommunications services industry will depend upon the Company's continued ability to provide high quality services at prices generally competitive with, or lower than, those charged by its competitors. Certain of the Company's competitors dominate the telecommunications industry and have the financial resources to enable them to withstand substantial price competition, which is expected to increase significantly, and there can be no assurance that the Company will be able to compete successfully in the future. Moreover, there can be no assurance that certain of the Company's competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by the Company. In addition, there can be no assurance that competition from existing or new competitors or a decrease in the rates charged for telecommunications services by the major long distance carriers or other competitors would not have a material adverse effect on the Company.

RAPID TECHNOLOGICAL CHANGE, DEPENDENCE ON NEW SERVICES

     The telecommunications services industry is characterized by rapid technological change, new product introduction and evolving industry standards. The Company's success will depend, in significant part, on its ability to make timely and cost-effective enhancements and additions to its technology and introduce new services that meet consumer demands. The Company expects new products and services, and enhancements to existing products and services, to be developed and introduced in order to compete with the Company's services. The Company currently is in the process of completing development of technology that will permit it to market and deliver prepaid cellular phone service. The proliferation of new telecommunications technology, including personal communications services and voice communication over the Internet, may reduce demand for long distance services, including prepaid calling cards. There can be no assurance that the Company will be successful in developing and marketing new services or enhancements to services that respond to these or other technological changes or evolving industry standards. In addition, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of its existing services or that its new services or enhancements thereto will adequately meet the requirements of the marketplace and achieve market acceptance. Delay in the introduction of new services or enhancements, the inability of the Company to develop such new services or enhancements or the failure of such services or enhancements to achieve market acceptance could have a material adverse effect on the Company.

VOLATILITY OF STOCK PRICE

     The market price of the Common Stock has been highly volatile and may continue to be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, or other events or factors. In addition, the U.S. stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many telecommunications companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

DIFFICULTIES OF MANAGING RAPID GROWTH

     Although the Company has experienced substantial growth in revenue in the last year and intends to continue to grow rapidly, there can be no assurance that the growth experienced by the Company will continue or that the Company will be able to achieve the growth contemplated by its business strategy. The Company's ability to continue to grow may be affected by various factors, many of which are not within the Company's control, including competition and federal and state regulation of the telecommunications industry. This growth has placed, and is expected to continue to place, significant demands on all aspects of the Company's business, including its administrative, technical and financial personnel and systems. The Company's future operating results will substantially depend on the ability of its officers and key employees to manage such anticipated growth, to attract and retain additional highly qualified management, technical and financial personnel and to implement and/or improve its technical, administrative, financial control and reporting systems. The Company's financial controls and reporting systems will require enhancement and further investment in the future in order to accommodate the Company's anticipated growth. There can be no assurance that the Company will not encounter difficulties in expanding its financial controls and reporting systems in order to meet the Company's future needs. If the Company is unable to respond to and manage changing business conditions, then the quality of services, its ability to retain key personnel and its results of operations could be materially adversely affected. Difficulties in managing continued growth could have a material adverse effect on the Company.

DEPENDENCE ON MAJOR RETAILERS

     The Company's business is dependent upon its relationships with leading regional and national retailers. The Company's arrangements with retailers are often pursuant to short-term arrangements. If the Company is unsuccessful in providing competitive pricing, meeting the requirements of its retailers, developing new products that are attractive to such retailers or complying with the terms of its arrangements with such retailers, such retailers may fail to market aggressively the Company's services or may terminate their relationships with the Company, either of which could have a material adverse effect on the Company. Substantially all of the Company's revenue to date has been derived from the sale of the SmarTalk Card to retailers. Certain of those retailers have, from time to time, accounted for a significant percentage of the Company's revenue. The inability of any such retailer to pay the Company for cards shipped or the loss of any such retailer could have a material adverse effect on the Company.

DEPENDENCE ON KEY MANAGEMENT AND PERSONNEL

     The Company's success is largely dependent upon its executive officers, the loss of one or more of whom could have a material adverse effect on the Company. The Company believes that its continued success will depend to a significant extent upon the efforts and abilities of Robert H. Lorsch, Chairman of the Board of Directors (the "Board"), Erich L. Spangenberg, Chief Executive Officer and Vice Chairman of the Board, Jeff Lindauer, President and Chief Operating Officer, and Richard M. Teich, Executive Vice President. Although the Company believes its new management structure will solidify the Company's infrastructure, there can be no assurance that the anticipated benefits will be realized or that the new management structure will be successful. Additionally, although the Company believes that it would be able to locate suitable replacements for these executives if their services were lost, there can be no assurance it would be able to do so. Accordingly, the loss of services of any of these individuals could have a material adverse effect on the Company. The Company maintains, and is the sole beneficiary of, "key man" life insurance on Messrs. Lorsch and Teich in the amounts of $3.0 million and $1.0 million, respectively.

DEPENDENCE UPON TELECOMMUNICATIONS PROVIDERS; NO GUARANTEED SUPPLY

     The Company does not own a transmission network and, accordingly, depends primarily on Frontier, MCI, WorldCom, Inc. and, to a lesser extent, other carriers for transmission of its long distance calls. Further, the Company is dependent upon local exchange carriers for call origination and termination. The Company's ability to maintain and expand its business depends, in part, on its ability to continue to obtain telecommunications services on favorable terms from long distance carriers and other such suppliers, as well as the cooperation of both interexchange and local exchange carriers in originating and terminating service for its consumers in a timely manner. The Company has not experienced significant losses in the past because of interruptions of service at any of its carriers, but no assurance can be given in this regard with respect to the future. In addition, no assurance can be given that the Company will be able to obtain long distance services in the future at favorable prices, and a material increase in the price at which the Company obtains long distance service could have a material adverse effect on the Company. See "-- Competition."

DEPENDENCE ON FACILITIES AND PLATFORMS; DAMAGE TO FACILITIES AND PLATFORMS; FAILURE AND DOWNTIME

     The Company owns and operates the Ohio Platform, a call processing platform site located in Columbus, Ohio, and the VoiceChoice Platform, a call processing platform site located in San Francisco, California. Additionally, the Company utilizes two additional call processing platforms owned and operated by West Teleservices. The Company's network service operations are dependent upon its ability to protect the equipment and data at such facilities against damage that may be caused by fire, power loss, technical failures, unauthorized intrusion, natural disasters, sabotage and other similar events. Although the Company has taken precautions to protect itself and its consumers from events that could interrupt delivery of services, there can be no assurance that a fire, act of sabotage, technical failure, human error, natural disaster or a similar event would not cause the failure of a significant technical component, thereby resulting in an outage. Such an outage could have a material adverse effect on the Company. The Company believes that technical failures have not resulted in any material downtime of the Company's platforms since the Company's inception.

     Although the Company maintains business interruption insurance providing for aggregate coverage of approximately $1.0 million per occurrence, there can be no assurance that the Company will be able to maintain its insurance, that such insurance would continue to be available at reasonable prices, that such insurance would cover all such losses or that such insurance would be sufficient to compensate the Company for losses it experiences due to the Company's inability to provide services to its consumers.

SEASONALITY; FACTORS AFFECTING OPERATING RESULTS; POTENTIAL FLUCTUATIONS IN PERIOD-TO-PERIOD RESULTS

     The Company's sales have been, and the Company expects that its sales will continue to be, somewhat seasonal, due to holiday purchases of the SmarTalk Card. In addition, the Company's operating results have varied significantly in the past and may vary significantly in the future. Traditional operator-assisted long distance services produce peak revenues during the summer months, coincident with domestic travel and vacation patterns. Though less severe than call center services, prepaid calling cards are also affected by seasonal demand fluctuations with demand peaking in the spring and summer months.

     Factors that may cause the Company's operating results to vary include: (i) changes in operating expenses; (ii) the timing of the introduction of services;
(iii) market acceptance of new and enhanced versions of services; (iv) potential acquisitions; (v) changes in legislation and regulation which affect the competitive environment for services; (vi) general economic factors; and (vii) the ability to recognize revenue on the unused portion of expired SmarTalk Cards. Moreover, for many of the Company's retailers, services represent a new merchandising category, with the attendant concerns regarding shelf space positioning, sales force education and effective marketing and, with respect to arrangements with certain retailers requiring customized services, there may be significant lead-time to provide such services following receipt of customer orders. As a result of these factors, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as an indication of future performance.

RISK OF LOSS FROM RETURNED TRANSACTIONS; FRAUD; BAD DEBT; THEFT OF SERVICES

     The Company utilizes national credit card clearance systems for electronic credit card settlement. The Company generally bears the same credit risks normally assumed by other users of these systems arising from returned transactions caused by closed accounts, frozen accounts, unauthorized use, disputes, theft or fraud. The Company's relationships with providers of merchant card services such as VISA and MasterCard could be adversely affected by excessive uncollectibles or chargebacks, which are generally higher in the telephone industry than in other industries, particularly with respect to recharges because the transaction typically is not on a face-to-face basis in which a cardholder signature is captured. Termination of the Company's ability to offer recharge through merchant card services would have a material adverse effect on the Company. In order to minimize its financial exposure, the Company limits the amount that consumers can recharge within specified timeframes and generally charges a higher rate for recharge services than for the initial purchase. From time to time, persons have obtained services without rendering payment to the Company by unlawfully utilizing the Company's access numbers and personal identification numbers ("PINs"). Although to date the

Company has not experienced material losses due to such unauthorized use of access numbers and customized PINs, no assurance can be given that future losses due to unauthorized use will not be material. The Company attempts to manage these credit, theft and fraud risks through its internal controls, monitoring and blocking systems. The Company also maintains reserves which it deems adequate for such risks. Past experience in estimating and establishing reserves and the Company's historical losses are not necessarily accurate indications of the Company's future losses or the adequacy of the reserves established by the Company in the future. Although the Company believes that its risk management and bad debt reserve practices are adequate, there can be no assurance that the Company's risk management practices or reserves will be sufficient to protect the Company from unauthorized or returned transactions or thefts of services which could have a material adverse effect on the Company.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

     As of July 23, 1998, the Company had 27,571,873 shares of Common Stock outstanding. Of these shares, 18,441,107 shares of Common Stock are freely tradable without restriction or further registration under the Securities Act. The remaining 9,130,766 shares of Common Stock outstanding are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Rule 144").

     If the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), the Company generally must notify SmarTalk Partners, LLC ("SmarTalk Partners"), the holder of 1,595,000 shares of Common Stock (the "Partners Registrable Shares") of the Company's intent to register such Common Stock and allow SmarTalk Partners an opportunity to include the Partners Registrable Shares in the Company's registration. SmarTalk Partners also has the right to require the Company to prepare and file a registration statement under the Securities Act pertaining to the Partners Registrable Shares.

     On September 17, 1997, the Company sold $150 million aggregate principal amount of 5 3/4% convertible subordinated notes due September 15, 2004 (the
"5 3/4% Notes") in an offering pursuant to Rule 144A under the Securities Act (the "5 3/4% Notes Offering"). In connection with the 5 3/4% Notes Offering, the Company has filed and the Commission declared effective a shelf registration statement on Form S-3, covering a total of 5,714,286 shares of Common Stock issuable upon conversion of the 5 3/4% Notes. The Company is obligated to use all reasonable efforts to keep the registration statement effective until the shelf registration statement is no longer required for resales of the 5 3/4% Notes or the Common Stock issued upon conversion thereof. If the shelf registration statement ceases to be effective or usable, the Company will accrue liquidated damages which could have a material adverse effect on the Company.

POSSIBLE INABILITY TO RECOGNIZE A PORTION OF DEFERRED REVENUE

     The sale of long distance domestic and outbound international telephone service through prepaid calling cards may be subject to "escheat" laws in various states. These laws generally provide that payments or deposits received in advance or in anticipation of the provision of utility (including telephone) services that remain unclaimed for a specific period of time after the termination of such services are deemed "abandoned property" and must be submitted to the state. Although the Company is not aware of any case in which such laws have been applied to the sale of prepaid calling cards, and does not believe that such laws are applicable, in the event that such laws are deemed applicable, the Company may be unable to recognize the portion of its deferred revenue remaining upon the expiration of the cards with unused calling time. In such event, the Company may be required to deliver such amounts to certain states in accordance with these laws, which could have a material adverse effect on the Company.

GOVERNMENT REGULATION

     The Company is currently subject to federal and state government regulation of its long distance telephone services. The Company is regulated at the federal level by the Federal Communications Commission (the "FCC") and is currently required to maintain both domestic and international tariffs for its services containing the currently effective rates, terms and conditions of service. The FCC ordered elimination of the tariffing requirement for domestic interstate non-dominant carriers. The FCC's order is pending review and approval by the Court of Appeals for the D.C. Circuit following long-standing appeals by the FCC's past mandatory detariffing policies. In addition, the Company is required to maintain a certificate of authority, issued by the FCC, to provide international telecommunications services. The intrastate long distance telecommunications operations of the Company are also subject to various state laws and regulations, including prior certification, notification or registration requirements. The Company generally must obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers service. In most of these jurisdictions, the Company must file and obtain prior regulatory approval of tariffs for intrastate services. In addition, the Company must update or amend the tariffs and, in some cases, the certificates of public convenience and necessity when rates are adjusted or new products are added to the long distance services offered by the Company. The FCC and numerous state agencies also impose prior approval requirements on transfers of control, including corporate reorganizations and assignments of certain regulatory authorizations.

     If the federal and state regulations requiring the local exchange carriers to provide equal access for the origination and termination of calls by long distance subscribers (such as the Company's consumers) change or if the regulations governing the fees to be charged for such access services change, particularly if such regulations are changed to allow variable pricing of such access fees based upon volume, such changes could have a material adverse effect on the Company. In early 1997, the FCC instituted significant changes to the current incumbent local exchange carrier access charge structure. These changes were meant, in part, to bring access charges closer to their actual costs. While there has been a general trend toward access charge reductions, new primary interexchange charges (PICCs) were authorized by the FCC to be imposed on interexchange carriers serving presubscribed customers. PICCs are a flat-rate, per presubscribed line, per month access charge imposed on all facilities based carriers (although they may be passed on to resellers such as the Company). Facilities based interexchange carriers were assessed interstate PICCs effective January 1, 1998. Intrastate PICCs have also been adopted in the five-state Ameritech region (Michigan, Wisconsin, Illinois, Indiana, and Ohio). PICCs will affect the Company only to the extent that it offers presubscribed services. At the same time, the Company may pursue underlying carriers for pass throughs of any access charge reductions they may realize from incumbent local exchange carriers.

     Through the ConQuest acquisition, the Company is subject to additional federal, state and international regulation of its long distance, operator services and prepaid calling card services. The Company is in compliance with the requirements of the TelePhone Operator Consumer Services Improvement Act of 1990 ("TOCSIA") and the FCC's implementing regulations regarding unblocking, branding and posting for operator services. The Company maintains informational tariffs for its operator services and maintains on file tariffs for its long distance and prepaid calling card services. The Company is licensed in the states in which it operates as a long-distance operator-services provider, and is not aware of any instance in which there has been a substantial violation of federal or state telecommunications regulation in connection with the Company's services. While the Company believes that it is in compliance with the applicable federal, state and international regulations governing telecommunications services, there can be no assurance that the FCC or the regulatory authorities in one or more states or foreign countries will not raise material issues with regard to the Company's compliance with applicable regulations, will not institute new regulation or modify existing regulation, or that federal, state and international regulatory activities will not otherwise have a material adverse effect on the Company.

     The Telecommunications Act of 1996 mandated the establishment of Universal Service for the promotion of nationwide access to telecommunications services in rural, insular and high cost areas that are reasonably comparable in price and type to those found in urban areas and the promotion of access to advanced services for schools, libraries and certain health care providers. Telecommunications providers of interstate services, including payphone aggregators and private network operators that offer service to others for a fee on a non-common carrier basis, must contribute toward the funding of Universal Service. Certain government and public entities are exempt, as are entities whose contribution would be less than $100.00 per year. Although the Company's competition will be similarly situated, the Universal Service Fund annual assessment may have a material adverse effect on the long term financial condition of the Company.

     The Telecommunications Act of 1996 (Section 276) further mandated that the FCC promulgate rules to establish a per call compensation plan in order to ensure that all payphone providers are fairly compensated for each completed intrastate and interstate payphone initiated call, including calls on which payphone providers had not heretofore received compensation. Such calls included those placed to toll free numbers (800/888) such as operator-assisted and prepaid calling card calls, and calls placed through network access codes. In September 1996, the FCC promulgated rules in order to implement Section 276 of the Telecommunications Act of 1996 which established a three-phase compensation plan for payphone providers. Under the first phase, interexchange carriers with annual toll revenues of more than $100 million were to pay a total of $45.85 per payphone per month for all toll free access code calls for the first year, commensurate with their portion of total interexchange revenues. All switch-based and facilities-based interexchange carriers were to pay $0.35 per call to each payphone provider during the second year (although payments could subsequently be recovered from resellers by the carriers), after which per call compensation rates were to be left to individual market-driven rates negotiated between payphone providers and interexchange carriers. On July 1, 1997, the D.C. Circuit Court of Appeals vacated significant portions of the FCC's rules including the $0.35 per call rate which was found to be arbitrary and capricious, and remanded the matter to the FCC for reconsideration. On remand, the FCC in September 1997, established a two-year "default" compensation rate of $0.284 per payphone-originated toll free or access code call. At the end of the two-year interim period, the per call payphone compensation rate will be the deregulated market-based local coin rate less $0.066. This amount is payable by all "switch-based" interexchange carriers (but again may be passed through to nonfacilities-based resellers). The revised FCC rules became effective on October 7, 1997, but continue to be subject to regulatory and legal challenges. The Company is unable to predict whether this regulation or other potential changes in the regulatory environment could have a material adverse effect on the Company.

CONTROL OF THE COMPANY

     The directors, executive officers and their respective affiliates beneficially own 4,760,327 shares (approximately 17.265%) of the outstanding Common Stock, which includes 1,553,750 shares issuable upon the exercise of stock options exercisable within 60 days of the date of this Prospectus. Mr. Lorsch beneficially owns 3,250,393 shares (approximately 11.789%) of the outstanding Common Stock. As a result, these shareholders in general, and Mr. Lorsch in particular, are able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

ANTI-TAKEOVER CONSIDERATIONS

     The Company's Board has authority to issue up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of the preferred stock without further vote or action by the Company's shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The Company's Amended and Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws (the "Bylaws") require that any action required or permitted to be taken by shareholders of the Company must be effected at a duly called annual or special meeting of shareholders of the Company and may not be effected by written consent. In addition, the Company's charter documents eliminate cumulative voting, which may make it more difficult for a third party to gain control of the Company's Board. Moreover, the Company's Board has the authority, without action by, or consent of, the shareholders, to fix the rights and preferences of and issue shares of preferred stock. These and other charter provisions may deter a third party who would propose to acquire the Company or to engage in a similar transaction affecting control of the Company in which the shareholders might receive a premium for their shares over the then current market value. Further, the Company may consider additional anti-takeover defenses, including the implementation of a shareholder rights plan.

FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act concerning the Company's future operations, economic performances and financial condition, including such things as business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's business and operations and references to future success. These statements are based on certain assumptions and analyses made by the

Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, in addition to the risk factors discussed above, including a global economic slowdown in the telecommunications industry, unpredictable difficulties or delays in the development of new product programs, difficulties and unanticipated expense of assimilating newly-acquired businesses, technological shifts away from the Company's technologies and core competencies, unforeseen interruptions to the Company's business with its largest customers and distributors resulting from, but not limited to, strikes, financial instabilities, unexpected government policies and regulations affecting the Company or its significant customers, the effects of extreme changes in monetary and fiscal policies in the U.S. and abroad, including extreme currency fluctuations and unforeseen inflationary pressures, drastic and unforeseen price pressures on the Company's services or significant cost increases that cannot be recovered through price increases or productivity improvements, significant changes in interest rates or in the availability of financing for the Company or certain of its customers, rapid escalation of the cost of regulatory compliance and litigation, unforeseen intergovernmental conflicts or actions, including but not limited to armed conflict and trade wars, any difficulties in obtaining or retaining the management or other human resource competencies that the Company needs to achieve its business objectives, and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

                                USE OF PROCEEDS

     SmarTalk will not receive any proceeds from the sale of the Registrable Shares by the Selling Shareholders.

                            SELLING SECURITY HOLDERS

     The following table sets forth the name of each Selling Shareholder and relationship, if any, with the Company and: (i) the number of shares owned by each Selling Shareholder as of July 23, 1998; (ii) the number of shares being offered for sale by each Selling Shareholder under this Prospectus; (iii) the number of shares owned by each Selling Shareholder after the offering; and (iv) the percentage of the Common Stock of the Company owned by each Selling Shareholder after the offering.

                                        NUMBER OF      NUMBER OF      NUMBER OF     PERCENTAGE OF
                                       SHARES OWNED   SHARES BEING   SHARES OWNED   SHARES OWNED
                                        BEFORE THE      OFFERED       AFTER THE       AFTER THE
   NAME OF SELLING SECURITYHOLDER        OFFERING       FOR SALE       OFFERING       OFFERING
   ------------------------------      ------------   ------------   ------------   -------------
Fletcher International Limited.......   1,751,824      6,151,824          *               *
David Collard........................      45,000         45,000          *               *

---------------
* Because the Selling Shareholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock presently held, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Shareholders upon termination of any such sales. In addition, the Selling Shareholders identified above may have sold, transferred or otherwise disposed of all or a portion of the Common Stock since the date on which the information regarding the Common Stock was provided in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

     Only the Selling Shareholders identified above who beneficially owns the Common Stock set forth opposite each such Selling Shareholder's name in the foregoing table on the effective date of the Registration Statement may sell such Common Stock pursuant to this Prospectus.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may from time to time sell all or a portion of the Registrable Shares in transactions on Nasdaq, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Registrable Shares may be sold directly or through underwriters or broker-dealers. If the Registrable Shares are sold through underwriters or broker-dealers, the Selling Shareholders may pay underwriting discounts or brokerage commissions and charges. The methods by which the Registrable Shares may be sold include: (i) a block trade in which the broker or dealer so involved will attempt to sell the securities as agent but may position and resell a portion of the block as principle to facilitate the transaction; (ii) purchases by a broker or dealer as principle and resale by such broker or dealer for its own account pursuant to this Prospectus; (iii) exchange distributions and/or secondary distributions in accordance with the rules of Nasdaq; (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (v) privately negotiated transactions.

     Pursuant to the provisions of the Agreement and Mutual Release, the Company will pay the costs and expenses incident to its registration and qualification of the Shares offered hereby, including registration and filing fees.

     Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 or Rule 144A may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus. There can be no assurance that the Selling Shareholder will sell any or all of the Registrable Shares described herein, and the Selling Shareholder may transfer, devise or gift such securities by other means not described herein.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Common Stock offered hereby will be passed upon for the Company by Dewey Ballantine LLP, Los Angeles, California. Mr. Robert M. Smith, a director of the Company, is a member of the law firm of Dewey Ballantine LLP.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of SmarTel and subsidiaries as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996 incorporated herein by reference in the Company's Current Report on Form 8-K dated November 24, 1997 have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report to opinion with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of GTI as of December 31, 1996 and for the year then ended, incorporated herein by reference in the Company's Current Report on Form 8-K, dated November 24, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements of GTI contains explanatory paragraphs which state that GTI's financial statements have been restated and that recurring losses from operations and net capital deficiency raise substantial doubt about GTI's ability to continue as a going concern. The 1996 GTI financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     The financial statements of GTI as of December 31, 1995 and 1994 and for the years then ended, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K, dated November 24, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements referred to above and the reports of each of the accountants referred to above are incorporated herein by reference in reliance upon said firms as experts in accounting and auditing.

     The consolidated financial statements of ConQuest at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, incorporated herein by reference to the Company's Current Report on Form 8-K, dated November 24, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Amex Telecom as of December 31, 1996 and December 31, 1997 and for the years then ended, incorporated herein by reference in the Company's Current Report on Form 8-K, dated December 22, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 317 of the California General Corporation Law (the "CGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgements, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in parties by reason of their serving or having served in such capacity. The CGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the CGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. With respect to present or former directors and officers, indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Amended and Restated Bylaws (the "Bylaws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by the CGCL. Under the Bylaws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors' and officers' liability insurance.

     The Company has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides for, among other things: (i) indemnification against any and all expenses, liabilities and losses (including attorney's fees, judgements, fines, taxes, penalties and amounts paid in settlement) of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under applicable law; and (ii) prompt advancement of expenses to any indemnified party in connection with his or her defense against any claim.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

------------------------------------------------------------
------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information......................    2
Incorporation of Certain Information by
  Reference................................    2
Cautionary Statement Regarding
  Forward-Looking Statements...............    3
Risk Factors...............................    4
Use of Proceeds............................   11
Selling Security Holders...................   11
Plan of Distribution.......................   12
Legal Matters..............................   12
Experts....................................   12

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

                                6,196,824 SHARES

                                    SMARTALK
                               TELESERVICES, INC.

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                 JULY 27, 1998

------------------------------------------------------------
------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the registration of the Common Stock offered hereby. The Company will bear all of such expenses. All amounts are estimated except for the Securities and Exchange Commission registration fee and Nasdaq entry fee.

                                                                 PAYABLE
                                                              BY REGISTRANT
                                                              -------------
SEC registration fee........................................     $36,000
Nasdaq entry fee............................................      17,500
Accounting fees and expenses................................       5,000
Legal fees and expenses.....................................       7,500
Miscellaneous fees and expenses.............................       4,000
                                                                 -------
          Total.............................................     $70,000
                                                                 =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 317 of the California General Corporation Law (the "CGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgements, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in parties by reason of their serving or having served in such capacity. The CGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the CGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. With respect to present or former directors and officers, indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Company's Amended and Restated Bylaws (the "Bylaws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by the CGCL. Under the Bylaws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification. The Company has obtained directors' and officers' liability insurance.

     The Company has entered into separate indemnification agreements with its directors and officers. Each indemnification agreement provides for, among other things: (i) indemnification against any and all expenses, liabilities and losses (including attorney's fees, judgements, fines, taxes, penalties and amounts paid in settlement) of any claim against an indemnified party unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under applicable law; and (ii) prompt advancement of expenses to any indemnified party in connection with his or her defense against any claim.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
      2.1     Agreement and Plan of Reorganization and Merger, dated as of
              June 10, 1998, by and among SmarTalk TeleServices, Inc.,
              SMTK Acquisition corp. IV and Worldwide Direct, Inc.(1)
      2.2     Agreement and Plan of Reorganization and Merger, dated as of
              July 30, 1997, by and among Conquest Telecommunication
              Services, Corp., SmarTalk TeleServices, Inc. and SMTK
              Acquisition Corp. II.(2)
      2.3     Agreement and Plan of Merger, dated May 24, 1997, among
              SmarTalk TeleServices, Inc., SMTK Acquisition Corporation,
              SmarTel Communications, Inc. and each of the stockholders of
              Smartel Communications, Inc.(3)
      2.4     Stock Purchase Agreement, dated as of May 31, 1997, by and among SmarTalk TeleServices, Inc., GTI Telecom, Inc.,
              Waterton Investment Group I, LLC and William R. Harger.(4)
      2.5     Asset Purchase Agreement, dated October 22, 1997, among
              SmarTalk TeleServices, Inc., SMTK NY-1 Corp. and Frontier
              Corporation.(5)
      2.6     Stock Purchase Agreement, dated as of December 22, 1997, by and among SmarTalk TeleServices, Inc., American Express
              Telecom, Inc. and American Express Travel Related Services
              Company, Inc. (without schedules).(8)
      3.1     Amended and Restated Articles of Incorporation.(6)
      3.2     Amended and Restated Bylaws.(6)
      4.1     Registration Rights Agreement.(6)
      4.2     Specimen Stock Certificate.(6)
      4.3     Terms of Contingent Value Rights.(3)
      4.4     Form of SmarTalk TeleServices, Inc. 10% Subordinated Note
              Due 2001.(4)
      4.5     Registration Rights Agreement, dated as of May 31, 1997,
              among SmarTalk TeleServices, Inc., William R. Harger and
              Waterton Investment Group I, LLC.(4)
      4.6     Indenture, dated as of September 17, 1997, between SmarTalk
              TeleServices, Inc. and Wilmington Trust Company, as
              Trustee.(7)
      4.7     Registration Rights Agreement, dated as of September 12,
              1997, among SmarTalk TeleServices, Inc., Donaldson, Lufkin &
              Jenrette Securities Corporation and Salomon Brothers Inc.(7)
      4.8     Registration Rights Agreement, dated as of June 10, 1998,
              among SmarTalk TeleServices, Inc. and certain former
              stockholders of Worldwide Direct, Inc.(9)
      4.9     Subscription Agreement, dated as of July 8, 1998, by and
              between SmarTalk TeleServices, Inc. and Fletcher
              International Limited.(10)
      5.1     Opinion of Dewey Ballantine LLP regarding legality of shares being registered.
     23.1     Consent of Price Waterhouse LLP.*
     23.2     Consent of Arthur Anderson LLP.*
     23.3     Consent of KPMG Peat Marwick LLP.*
     23.4     Consent of Price Waterhouse LLP.*
     23.5     Consent of Ernst & Young LLP.*
     23.6     Consent of Ernst & Young LLP.*

    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
     23.7     Consent of Dewey Ballantine LLP (included in its opinion
              filed as Exhibit 5.1).
     24.1     Powers of Attorney (included on the signature page of this
              Registration Statement).

---------------

 * To be filed by amendment.

 (1) Incorporated by reference to SmarTalk's Form 8-K, dated June 10, 1998.

 (2) Incorporated by reference to SmarTalk's Form 8-K, dated July 30, 1997.

 (3) Incorporated by reference to SmarTalk's Form 8-K, dated May 28, 1997 (as amended on Form 8-K/ A).

 (4) Incorporated by reference to SmarTalk's Form 8-K, dated June 1, 1997 (as amended on Form 8-K/A).

 (5) Incorporated by reference to SmarTalk's Form 8-K, dated October 22, 1997.

 (6) Incorporated by reference to SmarTalk's Registration Statement on Form S-1, registration number 333-10391, filed with the Securities and Exchange Commission on August 19, 1996 and the amendments thereto.

 (7) Incorporated by reference to SmarTalk's Form 8-K, dated September 17, 1997.

 (8) Incorporated by reference to SmarTalk's Form 8-K, dated December 22, 1997 (as amended on Form 8-K/A).

 (9) Incorporated by reference to SmarTalk's Registration Statement on Form S-3, registration number 333-58781, filed with the Securities and Exchange Commission on July 9, 1998 and the amendments thereto.

(10) Incorporated by reference to SmarTalk's Form 8-K dated July 20, 1998.

     (b) FINANCIAL STATEMENT SCHEDULES.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the twenty-seventh day of July, 1998.

                                          SMARTALK TELESERVICES, INC.

                                          By:  /s/ ERICH L. SPANGENBERG

                                          --------------------------------------
                                          Name: Erich L. Spangenberg
                                          Title:   Vice Chairman of the Board of
                                                   Directors
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
H. Lorsch, Erich L. Spangenberg and Thaddeus Bereday his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                       SIGNATURES                                     TITLE                   DATE
                       ----------                                     -----                   ----

                  /s/ ROBERT H. LORSCH                        Chairman of the Board        July 27, 1998
--------------------------------------------------------          of Directors
                    Robert H. Lorsch

                /s/ ERICH L. SPANGENBERG                   Vice Chairman of the Board      July 27, 1998
--------------------------------------------------------        of Directors and
                  Erich L. Spangenberg                       Chief Executive Officer
                                                          (Principal Executive Officer)

                 /s/ GLEN ANDREW FOLCK                     Chief Financial Officer and     July 27, 1998
--------------------------------------------------------         Vice President
                   Glen Andrew Folck                           Finance/Operations
                                                            (Principal Financial and
                                                               Accounting Officer)

                  /s/ FRED F. FIELDING                              Director               July 27, 1998
--------------------------------------------------------
                    Fred F. Fielding

                /s/ KENNETH A. VIELLIEU                             Director               July 27, 1998
--------------------------------------------------------
                  Kenneth A. Viellieu

                  /s/ ROBERT M. SMITH                               Director               July 27, 1998
--------------------------------------------------------
                    Robert M. Smith